                               AMENDMENT NO. 2 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 6th day of March, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, originally executed on
November 8, 1984, and amended December 18, 2000.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Target Maturities Trust (the "Trust") to add
a new class to the series designated as Target 2030 Fund, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of March 6, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
6th day of March, 2001.

Trustees of the American Century Target Maturities Trust

/*/Albert A. Eisenstat                          /*/Kenneth E. Scott
Albert A. Eisenstat                             Kenneth E. Scott

/*/Ronald J. Gilson                             /*/James E. Stowers III
Ronald J. Gilson                                James E. Stowers III

/*/William M. Lyons                             /*/Jeanne D. Wohlers
William M. Lyons                                Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

    Series                            Class              Date of Establishment

    Target 2005 Fund                  Investor           11/8/1984
                                      Advisor            8/1/1997

    Target 2010 Fund                  Investor           11/8/1984
                                      Advisor            8/1/1997

    Target 2015 Fund                  Investor           9/1/1986
                                      Advisor            8/1/1997

    Target 2020 Fund                  Investor           12/29/1989
                                      Advisor            8/1/1997

    Target 2025 Fund                  Investor           2/16/1996
                                      Advisor            8/1/1997

    Target 2030 Fund                  Investor           12/18/2000
                                      Advisor            12/18/2000
                                      C                  05/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.